Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, June 24, 2019 /PRNewswire/ — Mirati Therapeutics, Inc. (Nasdaq: MRTX) today announced that it has commenced an underwritten public offering of shares of its common stock. All of the shares are being offered by Mirati. In addition, Mirati expects to grant the underwriters of the offering a 30-day option to purchase additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cowen, Credit Suisse and Barclays are acting as joint book-running managers in the offering.

The securities described above are being offered by Mirati pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY,11717, Attn: Prospectus Department, or by telephone: (631) 592-5973, or by emailing PostSaleManualRequests@broadridge.com; from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd floor, New York, NY 10010, or by telephone: (800) 221-1037, or by emailing usa.prospectus@credit-suisse.com; or from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (888) 603-5847, or by email at Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics, Inc. is a San Diego-based clinical-stage biotechnology company dedicated to advancing novel therapeutics that extend the lives of patients by directly addressing the genetic and immunological drivers of cancer. Mirati’s lead drug candidate, sitravatinib, is designed to selectively target a spectrum of tyrosine kinases implicated in both tumor growth and the suppression of immune responses to tumors. Sitravatinib has demonstrated durable responses in lung cancer patients whose cancer has progressed despite treatment with checkpoint inhibitors – an area of significant unmet medical need. Sitravatinib is being evaluated in multiple clinical trials to treat patients who are refractory to prior immune checkpoint inhibitor therapy. Sitravatinib is also being evaluated as a single agent in patients with NSCLC, melanoma and other solid tumor types whose tumors harbor specific genetic alterations in CBL.

Mirati is also developing novel inhibitors of KRAS mutations including MRTX849, a potent and selective inhibitor of KRAS G12C. MRTX849 is being evaluated in a Phase 1/2 clinical trial as a treatment for patients with KRAS G12C-positive tumors. Our research on G12C has led to breakthroughs in targeting other KRAS mutations including G12D which drives tumor growth in more patients than G12C and includes pancreatic, colorectal and other types of cancer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding Mirati’s proposed public offering. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Forward-looking statements are based on current expectations of management and on what management believes to be reasonable assumptions based on information currently available to them, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the SEC. Except as required by law, Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Relations and Media Contact:

Temre Johnson

Director, Investor Relations & Corporate Communications

(858) 332-3562

ir@mirati.com